Exhibit 99.1

GT Biopharma, Inc. Announces $6.5 Million Registered Direct Offering

Priced At Premium To Market

BRISBANE, CALIFORNIA, December 30, 2022 (GLOBE NEWSWIRE) — GT Biopharma, Inc. (the “Company” or “GTB”) (NASDAQ: GTBP), a clinical stage immuno-oncology company focused on developing innovative therapeutics based on the Company’s proprietary natural killer (NK) cell engager, TriKE® platform, today announced that it has entered into a definitive securities purchase agreement for the purchase and sale of 6,500,000 shares of the Company’s common stock (or common stock equivalents) and warrants to purchase up to an aggregate of 6,500,000 shares of common stock at a combined purchase price of $1.00 per share of common stock (or common stock equivalent) and associated warrant in a registered direct offering. The warrants have an exercise price of $1.00 per share, will be exercisable commencing six months following issuance, and will have a term of exercise equal to five years following the initial exercise date.

H.C. Wainwright & Co. is acting as the exclusive placement agent for the offering.

The closing of the offering is expected to occur on or about January 4, 2023, subject to the satisfaction of customary closing conditions. The gross proceeds to the Company from this offering are expected to be $6.5 million, before deducting the placement agent’s fees and other offering expenses payable by the Company. The Company intends to use the net proceeds from this offering for general corporate purposes.

The securities in the offering described above are being offered by the Company pursuant to a “shelf” registration statement on Form S-3 (File No. 333-267870) previously filed with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on October 20, 2022. The offering is being made only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A final prospectus supplement and accompanying prospectus relating to the offering will be filed with the SEC. Electronic copies of the final prospectus supplement and accompanying prospectus may be obtained, when available, on the SEC’s website at http://www.sec.gov or by contacting H.C. Wainwright & Co., LLC at 430 Park Avenue, 3rd Floor, New York, NY 10022, by phone at (212) 865-5711 or e-mail at placements@hcwco.com.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

About GT Biopharma, Inc.

GT Biopharma, Inc. is a clinical stage biopharmaceutical company focused on the development and commercialization of immuno-oncology therapeutic products based on our proprietary TriKE® NK cell engager platform. Our TriKE® platform is designed to harness and enhance the cancer killing abilities of a patient’s immune system’s natural killer cells. GT Biopharma has an exclusive worldwide license agreement with the University of Minnesota to further develop and commercialize therapies using TriKE® technology. For more information, please visit gtbiopharma.com.

Forward-Looking Statements

Certain statements in this press release may constitute “forward-looking statements” regarding future events and our future results. All statements other than statements of historical facts are statements that could be deemed to be forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the markets in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “targets,” “goals,” “projects”, “intends,” “plans,” “believes,” “seeks,” “estimates,” “endeavors,” “strives,” “may,” or variations of such words, and similar expressions are intended to identify such forward-looking statements. Readers are cautioned that these forward-looking statements are subject to a number of risks, uncertainties and assumptions that are difficult to predict, estimate or verify. Therefore, actual results may differ materially and adversely from those expressed in any forward-looking statements. Such risks and uncertainties include, but are not limited to, the satisfaction of the customary conditions to the closing of the offering, the consummation of the offering, the Company’s intended use of proceeds from the offering, and those factors described in our most recent annual report on Form 10-K, as such may be amended or supplemented by subsequent quarterly reports on Form 10-Q, or other reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements are made only as of the date hereof, and we undertake no obligation to publicly release the result of any revisions to these forward-looking statements. For more information, please refer to our filings with the Securities and Exchange Commission.

TriKE® is a registered trademark owned by GT Biopharma, Inc.

Investor Relations Contact

LifeSci Advisors

Corey Davis, Ph.D.

cdavis@lifesciadvisors.com

212-915-2577